FOR IMMEDIATE RELEASE
Contact: Phil Forbis
(502) 394-1094
Philip.Forbis@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2023 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 26, 2023) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI") today reported business results for the first quarter ended March 31, 2023.
Company Highlights
•First quarter results:
◦Record net revenue of $559.5 million compared to $364.1 million in first quarter 2022
◦Net income of $155.7 million compared to $42.1 million in first quarter 2022
◦Record Adjusted EBITDA of $222.9 million compared to $128.5 million in first quarter 2022
•Delivered record first quarter Adjusted EBITDA across all three reporting segments:
◦Live and Historical Racing up 194% compared to the first quarter of 2022
◦TwinSpires up 22% compared to the first quarter of 2022
◦Gaming up 42% compared to the first quarter of 2022
•Closed the sale of our Arlington Heights, Illinois property to the Chicago Bears for $197.2 million on February 15, 2023
•Amended our senior secured credit agreement to increase the loans under the existing Term Loan A credit facility due 2027 by $500 million (from $800 million to $1.3 billion) on February 24, 2023
•Closed an offering of $600 million of 6.750% senior notes due 2031 on April 25, 2023
•Announced a two-for-one stock split of the Company's common stock and a proportionate increase in the number of its authorized shares of common stock on April 25, 2023

CONSOLIDATED RESULTS

	First Quarter
(in millions, except per share data)	2023	2022

Net revenue	$559.5	$364.1
Net income	$155.7	$42.1
Diluted EPS	$4.09	$1.08
Adjusted EBITDA(a)	$222.9	$128.5

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons discussed below are referencing the first quarter of 2023 as compared to the first quarter of 2022.

Live and Historical Racing

	First Quarter
(in millions)	2023	2022

Net revenue	$215.8	$87.2
Adjusted EBITDA	82.1	27.9
For the first quarter of 2023, net revenue increased $128.6 million due to a $97.7 million increase attributable to the Virginia properties acquired in the P2E Transaction, a $15.6 million increase due to the opening of Turfway Park in Northern Kentucky in September 2022, a $7.5 million increase attributable to properties acquired in the Ellis Park and Chasers Transactions, a $6.2 million increase from our Oak Grove property in Southwestern Kentucky, a $1.2 million increase from our Derby City Gaming property in Louisville, and a $0.4 million increase from Churchill Downs Racetrack.
Adjusted EBITDA increased $54.2 million due to a $46.8 million increase attributable to the Virginia properties acquired in the P2E Transaction, a $4.5 million increase due to continued growth at our Oak Grove property in Southwestern Kentucky, and a $2.5 million increase due to the opening of Turfway Park in Northern Kentucky in September 2022. The remaining properties contributed a $0.4 million increase in Adjusted EBITDA.
TwinSpires

	First Quarter
(in millions)	2023	2022

Net revenue	$96.3	$101.4
Adjusted EBITDA	29.4	24.1
For the first quarter of 2023, net revenue decreased $5.1 million primarily due to the decision to exit the direct online Sports and Casino business in the first quarter of 2022, which was partially offset by incremental revenue from United Tote.
Adjusted EBITDA increased $5.3 million primarily due to the decision to exit the direct online Sports and Casino business in the first quarter of 2022 and incremental revenue from TwinSpires business to business agreements, partially offset by higher content related expenses and advance deposit wagering taxes in certain jurisdictions.
Gaming

	First Quarter
(in millions)	2023	2022

Net revenue	$251.6	$179.2
Adjusted EBITDA	129.5	91.1
For the first quarter of 2023, net revenue increased $72.4 million primarily due to a $69.0 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction. Gaming revenue also increased $5.1 million collectively from our properties in Louisiana, Maryland, and Maine, partially offset by a decline of $1.7 million from our properties in Florida and Pennsylvania.
Adjusted EBITDA increased $38.4 million driven by a $26.5 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction, a $13.5 million increase from our equity investments, and a $0.9 million increase from our properties in Maine, Maryland, and Louisiana. Partially offsetting these increases was a $2.5 million decrease from our properties in Pennsylvania, Florida, and Mississippi.

All Other

	First Quarter
(in millions)	2023	2022

Net revenue	$0.3	$0.5
Adjusted EBITDA	(18.1)	(14.6)
For the first quarter of 2023, Adjusted EBITDA decreased $3.5 million driven primarily by increased corporate compensation related expenses and legal fees.

ACQUISITION / DISPOSITION UPDATE
Arlington Land Sale
On February 15, 2023, we closed on the sale of 326-acres of property in Arlington Heights, Illinois, to the Chicago Bears for $197.2 million.

CAPITAL MANAGEMENT
Term Loan A Increase
On February 24, 2023, the Company announced an amendment of its senior secured credit agreement to increase the loans under the existing Term Loan A credit facility due 2027 by $500 million (from $800 million to $1.3 billion). The Company used the net proceeds from the borrowings under the increased Term Loan A to repay outstanding loans under its existing senior secured revolving credit facility, pay related transaction fees and expenses, and for general corporate purposes.
2031 Senior Notes
On April 25, 2023, the Company closed an offering of $600 million in aggregate principal amount of its 6.750% senior notes due 2031. The Company used a portion of the net proceeds from the offering to repay indebtedness outstanding under its Term Loan B Facility due 2024 and to fund related transaction fees and expenses, and intends to use the remainder of the proceeds for working capital and other general corporate purposes.
Two-for-One Stock Split
At its regularly scheduled meeting held April 25, 2023, the Board of Directors of the Company approved a two-for-one stock split of the Company's common stock and a proportionate increase in the number of its authorized shares of common stock. The additional shares will be distributed on May 19, 2023 to shareholders of record on May 5, 2023. The Company's common stock will begin trading at the split-adjusted price on May 22, 2023.

NET INCOME
The Company's first quarter of 2023 net income was $155.7 million compared to $42.1 million in the prior year quarter.
The following impacted the comparability of the Company's first quarter net income:
•$86.2 million after-tax gain on the sale of the Arlington property.
This was partially offset by:
•$1.2 million after-tax net increase in adjustments related to our unconsolidated affiliates, transaction, pre-opening and other expenses.
Excluding the items above, first quarter 2023 net income increased $28.6 million primarily due to the following:

•$60.5 million after-tax increase driven by the results of our operations and equity in income from our unconsolidated affiliates;
•Partially offset by a $31.9 million after-tax increase in interest expense associated with higher outstanding debt balances.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 27, 2023 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, April 27, 2023. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:

–Acquisition, disposition, and land sale related charges;
–Direct online Sports and Casino business exit costs; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps; and
–Legal reserves and transaction costs;
•Asset impairments;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses
As of December 31, 2021, Arlington ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results in 2022 and 2023 are treated as an adjustment to EBITDA and are included in Other expenses, net in the Reconciliation of Comprehensive Income to Adjusted EBITDA.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (NASDAQ: CHDN) has been creating extraordinary entertainment experiences for nearly 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business and the operation and development of regional casino gaming properties. More information is available at http://www.churchilldownsincorporated.com.
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; additional or increased taxes and fees; the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; loss of key or highly skilled personnel, as well as disruptions in the general labor market; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing or other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires Sports and Casino business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify and / or complete, or fully realize the benefits of acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise), disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2023	2022
Net revenue:
Live and Historical Racing	$214.4	$86.0
TwinSpires	94.8	100.3
Gaming	250.0	177.3
All Other	0.3	0.5
Total net revenue	559.5	364.1
Operating expense:
Live and Historical Racing	143.3	67.7
TwinSpires	65.7	74.9
Gaming	173.5	125.2
All Other	5.0	3.1
Selling, general and administrative expense	52.3	35.9
Asset impairments	—	4.9
Transaction expense, net	(0.2)	5.0
Total operating expense	439.6	316.7
Operating income	119.9	47.4
Other income (expense):
Interest expense, net	(64.7)	(21.3)
Equity in income of unconsolidated affiliates	38.3	32.5
Gain on sale of Arlington	114.0	—
Miscellaneous, net	1.4	—
Total other income	89.0	11.2
Income from operations before provision for income taxes	208.9	58.6
Income tax provision	(53.2)	(16.5)
Net income	$155.7	$42.1

Net income per common share data:
Basic net income	$4.14	$1.10
Diluted net income	$4.09	$1.08
Weighted average shares outstanding:
Basic	37.6	38.3
Diluted	38.1	38.8

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$173.9	$129.8
Restricted cash	63.5	74.9
Accounts receivable, net	74.0	81.5
Income taxes receivable	—	14.0
Other current assets	66.1	44.3
Total current assets	377.5	344.5
Property and equipment, net	2,095.4	1,978.3
Investment in and advances to unconsolidated affiliates	651.9	659.4
Goodwill	724.1	723.8
Other intangible assets, net	2,390.6	2,391.8
Other assets	34.0	27.0
Long-term assets held for sale	—	82.0
Total assets	$6,273.5	$6,206.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$145.3	$145.5
Accrued expenses and other current liabilities	348.2	361.0
Income taxes payable	7.6	2.1
Current deferred revenue	120.8	39.0
Current maturities of long-term debt	72.0	47.0
Dividends payable	0.5	27.0
Total current liabilities	694.4	621.6
Long-term debt, net of current maturities and loan origination fees	1,872.8	2,081.6
Notes payable, net of debt issuance costs	2,477.9	2,477.1
Non-current deferred revenue	11.8	11.8
Deferred income taxes	374.0	340.8
Other liabilities	138.4	122.4
Total liabilities	5,569.3	5,655.3
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	4.7	—
Retained earnings	700.4	552.4
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	704.2	551.5
Total liabilities and shareholders' equity	$6,273.5	$6,206.8

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
Cash flows from operating activities:
Net income	$155.7	$42.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37.9	25.1
Distributions from unconsolidated affiliates	45.8	40.6
Equity in income of unconsolidated affiliates	(38.3)	(32.5)
Stock-based compensation	8.6	7.0
Deferred income taxes	33.2	10.2
Asset impairments	—	4.9
Amortization of operating lease assets	2.2	1.3
Gain on sale of Arlington	(114.0)	—
Other	0.8	1.2
Changes in operating assets and liabilities:
Income taxes	19.9	6.4
Deferred revenue	81.8	56.3
Other assets and liabilities	(17.7)	(27.4)
Net cash provided by operating activities	215.9	135.2
Cash flows from investing activities:
Capital maintenance expenditures	(11.8)	(10.0)
Capital project expenditures	(122.9)	(45.5)
Proceeds from sale of Arlington	195.7	—
Other	(6.5)	(7.3)
Net cash provided by (used in) investing activities	54.5	(62.8)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	615.5	—
Repayments of borrowings under long-term debt obligations	(797.5)	(1.8)
Payment of dividends	(26.7)	(25.7)
Repurchase of common stock	(0.5)	(24.3)
Taxes paid related to net share settlement of stock awards	(11.3)	(13.1)
Debt issuance costs	(2.5)	—
Change in bank overdraft	(14.2)	(3.0)
Other	(0.5)	(0.1)
Net cash used in financing activities	(237.7)	(68.0)
Net increase in cash, cash equivalents and restricted cash	32.7	4.4
Cash, cash equivalents and restricted cash, beginning of period	204.7	355.6
Cash, cash equivalents and restricted cash, end of period	$237.4	$360.0

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
GAAP net income	$155.7	$42.1

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	—	(10.4)
Legal reserves and transaction costs related to Rivers Des Plaines	—	0.3
Other charges	0.3	1.0
Transaction, pre-opening, and other expense	6.7	9.6
Asset impairments	—	4.9
Gain on Dispositions	(114.0)	—
Income tax impact on net income adjustments (a)	25.9	(1.6)
Total adjustments	(81.1)	3.8
Adjusted net income attributable to Churchill Downs Incorporated	$74.6	$45.9

Adjusted diluted EPS	$1.96	$1.18

Weighted average shares outstanding - Diluted	38.1	38.8

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended March 31,
(in millions)	2023	2022
Total Handle
TwinSpires Horse Racing(a)	410.5	394.9
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$2.4	$2.0
Louisville	44.0	42.8
Northern Kentucky	26.3	10.8
Southwestern Kentucky	36.5	30.4
Western Kentucky	4.8	—
Virginia	97.7	—
New Hampshire	2.7	—
Total Live and Historical Racing	$214.4	$86.0

TwinSpires:	$94.8	$100.3

Gaming:
Florida	$26.1	$27.0
Iowa	24.5	—
Louisiana	44.1	41.5
Maine	27.7	26.8
Maryland	23.3	21.3
Mississippi	27.5	27.5
New York	44.5	—
Pennsylvania	32.3	33.2
Total Gaming	$250.0	$177.3
All Other	0.3	0.5
Net revenue from external customers	$559.5	$364.1

Intercompany net revenues:
Live and Historical Racing	$1.4	$1.2
TwinSpires	1.6	1.1
Gaming	1.5	1.9
All Other	0.2	—
Eliminations	(4.7)	(4.2)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$11.0	$79.4	$11.6	$102.0	$—	$102.0
Historical racing(a)	185.3	—	6.0	191.3	—	191.3
Racing event-related services	1.0	—	1.9	2.9	—	2.9
Gaming(a)	2.6	4.4	205.5	212.5	—	212.5
Other(a)	14.5	11.0	25.0	50.5	0.3	50.8
Total	$214.4	$94.8	$250.0	$559.2	$0.3	$559.5

	Three Months Ended March 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$5.6	$81.5	$12.9	$100.0	$—	$100.0
Historical racing(a)	73.6	—	—	73.6	—	73.6
Racing event-related services	0.5	—	0.4	0.9	—	0.9
Gaming(a)	—	10.3	150.9	161.2	—	161.2
Other(a)	6.3	8.5	13.1	27.9	0.5	28.4
Total	$86.0	$100.3	$177.3	$363.6	$0.5	$364.1
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $12.1 million for the three months ended March 31, 2023 and $7.0 million for the three months ended March 31, 2022.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$215.8	$96.3	$251.6	$563.7	$0.3	$(4.5)	$559.5

Taxes and purses	(56.5)	(5.0)	(83.6)	(145.1)	—	—	(145.1)
Marketing and advertising	(8.2)	(1.4)	(8.6)	(18.2)	—	0.2	(18.0)
Salaries and benefits	(21.8)	(6.2)	(34.5)	(62.5)	—	—	(62.5)
Content expense	(1.5)	(43.0)	(1.8)	(46.3)	—	3.9	(42.4)
Selling, general and administrative expense	(8.7)	(2.3)	(12.2)	(23.2)	(18.3)	0.1	(41.4)
Other operating expense	(37.0)	(10.0)	(30.0)	(77.0)	(0.1)	0.3	(76.8)
Other income	—	1.0	48.6	49.6	—	—	49.6
Adjusted EBITDA	$82.1	$29.4	$129.5	$241.0	$(18.1)	$—	$222.9

	Three Months Ended March 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$87.2	$101.4	$179.2	$367.8	$0.1	$(4.2)	$363.7

Taxes and purses	(26.8)	(7.5)	(67.3)	(101.6)	—	—	(101.6)
Marketing and advertising	(2.9)	(5.1)	(3.5)	(11.5)	—	—	(11.5)
Salaries and benefits	(10.9)	(6.7)	(23.9)	(41.5)	—	—	(41.5)
Content expense	(0.6)	(43.1)	(1.5)	(45.2)	—	3.9	(41.3)
Selling, general and administrative expense	(3.3)	(2.6)	(6.6)	(12.5)	(14.5)	0.3	(26.7)
Other operating expense	(14.8)	(12.3)	(20.0)	(47.1)	(0.2)	—	(47.3)
Other income	—	—	34.7	34.7	—	—	34.7
Adjusted EBITDA	$27.9	$24.1	$91.1	$143.1	$(14.6)	$—	$128.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income	$155.7	$42.1

Additions:
Depreciation and amortization	37.9	25.1
Interest expense	64.7	21.3
Income tax provision	53.2	16.5
EBITDA	$311.5	$105.0

Adjustments to EBITDA:
Stock-based compensation expense	$8.6	$7.0
Pre-opening expense	3.2	2.1
Other expenses, net	3.7	2.5
Asset impairments	—	4.9
Transaction expense, net	(0.2)	5.0
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.8	11.1
Changes in fair value of Rivers Des Plaines' interest rate swaps	—	(10.4)
Rivers Des Plaines' legal reserves and transaction costs	—	0.3
Other charges and recoveries, net	0.3	1.0
Gain on Arlington sale	(114.0)	—
Total adjustments to EBITDA	(88.6)	23.5
Adjusted EBITDA	$222.9	$128.5

Adjusted EBITDA by segment:
Live and Historical Racing	$82.1	$27.9
TwinSpires	29.4	24.1
Gaming	129.5	91.1
Total segment Adjusted EBITDA	241.0	143.1
All Other	(18.1)	(14.6)
Total Adjusted EBITDA	$222.9	$128.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended March 31,
(in millions)	2023	2022
Net revenue	$220.6	$177.2

Operating and SG&A expense	137.2	118.2
Depreciation and amortization	5.7	5.3
Total operating expense	142.9	123.5
Operating income	77.7	53.7
Interest and other expense, net	(10.9)	4.1
Net income	$66.8	$57.8

	Summarized Balance Sheet
(in millions)	March 31, 2023	December 31, 2022
Assets
Current assets	$103.2	$91.0
Property and equipment, net	343.9	345.7
Other assets, net	264.4	265.0
Total assets	$711.5	$701.7

Liabilities and Members' Deficit
Current liabilities	$121.8	$97.9
Long-term debt	838.0	838.6
Other liabilities	0.2	0.2
Members' deficit	(248.5)	(235.0)
Total liabilities and members' deficit	$711.5	$701.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	First Turn Experience	May 2023	$90
	Paddock Project	May 2024	$185 - $200
Derby City Gaming	Expansion and Hotel	Late 2022 / Second Quarter 2023	$80
Derby City Gaming Downtown	Property Build Out	Second Half 2023	$90
Rosie's Emporia HRM Entertainment Venue	Property Build Out	Third Quarter 2023	$30
Ellis Park and Owensboro Annex	Property Build Out	2024	$75
Dumfries Project	Property Build Out	2024	$400
New Hampshire HRM Facility	Property Build Out	2024	Up to $150

Gaming Segment
Fair Grounds and VSI	HRMs in OTBs	2023	$35
Terre Haute Casino Resort	Property Build Out	Early 2024	Up to $290